Exhibit 4.2

This SUBORDINATED NOTE PURCHASE AGREEMENT, dated as of July 17, 2017 (this “Agreement”), is by and among T Bancshares, Inc., a Texas corporation (the “Company”), and each purchaser named on Schedule A (each, a “Purchaser,” and together, “Purchasers”).

BACKGROUND

The Company intends to sell to Purchasers, and Purchasers intend to purchase from the Company, 7.125% Fixed-to-Floating Subordinated Notes due 2027 in the aggregate principal amount of up to $12,000,000.00 in the form set forth on Exhibit A (the “Notes”) evidencing unsecured subordinated debt of the Company.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I
PURCHASE; CLOSING

Section 1.1          Purchase. On the terms and subject to the conditions set forth herein, and in consideration of each Purchaser’s payment of the Purchase Price (as defined herein), each Purchaser will purchase from the Company, and the Company will sell to Purchasers, in the aggregate, the Notes. The principal amount of the Notes to be delivered to each Purchaser is set forth next to such Purchaser’s name on Schedule A.

Section 1.2          Closing.

(a)         Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the purchase of the Notes by Purchasers pursuant hereto (the “Closing”) shall occur at 10:00 a.m., Eastern time, on the third business day after the satisfaction or waiver (by the party entitled to grant such waiver) of the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver at the Closing of those conditions) remotely via the electronic or other exchange of documents and signature pages, or such other date or location as agreed in writing by the parties. The date of the Closing is referred to as the “Closing Date.”

(b)         Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to the Closing in Section 1.2(c), at the Closing:

(i)           The Company will deliver to each Purchaser, in the denominations set forth on Schedule A, a Note duly executed by the Company; and

(ii)           Each Purchaser will deliver the amount set forth next to its name and designated as its “Purchase Price” on Schedule A to the Company by wire transfer of immediately available funds to the account provided to such Purchaser by the Company. The aggregate payments by Purchasers on the Closing Date shall be at least $8,000,000.00 (the “Purchase Price”).

(c)          Closing Conditions.

(i)           The obligation of Purchasers, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the fulfillment or written waiver by each Purchaser or the Company, as applicable, of each of the following conditions:

(1)          no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict Purchasers or their Affiliates from owning any Notes in accordance with the terms thereof and no lawsuit shall have been commenced by any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Entity”) seeking such prohibition or restriction;

(2)          any governmental and other consents, approvals, authorizations, non-objections, applications, registrations and qualifications that are required to be obtained in connection with or for the consummation of the transactions contemplated by this Agreement and the performance of the Company’s obligations thereunder (the “Required Approvals”) shall have been made or been obtained and shall be in full force and effect as of the Closing Date; provided, that no such Required Approval shall impose any Burdensome Condition (as defined below).

(ii)          The obligation of Purchasers to consummate the purchase of the Notes to be purchased by them at Closing is also subject to the fulfillment by the Company or written waiver by each Purchaser prior to the Closing of each of the following conditions:

(1)          the representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect (and except that (i) representations and warranties made as of a specified date shall only be required to be true and correct as of such date and (ii) the representations and warranties of the Company set forth in Sections 2.2(b) (but only with respect to the last sentence thereof), 2.2(c) and 2.2(l)(4) shall be true and correct in all respects);

(2)          the Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing, as the case may be, under this Agreement to be performed by it on or prior to the Closing Date;

(3)          Purchasers shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(c)(ii)(1) and Section 1.2(c)(ii)(2) have been satisfied;

(4)          since the date hereof, no Material Adverse Effect shall have occurred;

(5)          at the Closing, the Company shall deliver to Purchasers a certificate of the Secretary of the Company, in the form attached hereto as Exhibit B (the “Secretary’s Certificate”), dated as of the Closing Date, (i) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the issuance of the Notes under this Agreement, (ii) certifying the current versions of the Certificate of Incorporation, as amended, and bylaws, as amended, of the Company, and (iii) certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company;

(6)          since the date hereof, there shall not be any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or the Company Subsidiaries, Purchasers or the transactions contemplated by this Agreement, by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Office of the Comptroller of the Currency (the “OCC”) or any other Governmental Entity, whether in connection with the Required Approvals or otherwise, which imposes any restriction or condition which any Purchaser determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s or such Purchaser’s business or would materially reduce the economic benefits of the transactions contemplated by this Agreement to such Purchaser to such a degree that such Purchaser would not have entered into this Agreement had such condition or restriction been known to it on the date hereof (any such condition or restriction, a “Burdensome Condition”), and, for the avoidance of doubt, (i) any requirements to disclose the identities of limited partners, shareholders or members of such Purchaser or its Affiliates or its investment advisors, other than the identities of Affiliates of such Purchaser, shall be deemed a Burdensome Condition unless otherwise determined by such Purchaser in its sole discretion and (ii) any restrictions or conditions imposed on such Purchaser in any passivity commitments shall not be deemed a Burdensome Condition; and

(7)          prior to, or contemporaneously with the Closing, each of the Purchasers set forth on Schedule A shall have actually subscribed for the amounts set forth opposite such Purchaser’s name on Schedule A.

(iii)         The obligation of the Company to effect the Closing is subject to the fulfillment or written waiver by the Company prior to the Closing of the following additional conditions:

(1)          the representations and warranties of each Purchaser set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not materially adversely affect the ability of such Purchaser to perform its obligations hereunder;

(2)          each Purchaser shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing, as the case may be, under this Agreement to be performed by it on or prior to the Closing Date; and

(3)          since the date hereof, there shall not be any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or the Company Subsidiaries, Purchasers or the transactions contemplated by this Agreement, by the Federal Reserve, the OCC or any other Governmental Entity, whether in connection with the Required Approvals or otherwise, which imposes any restriction or condition that is a Burdensome Condition.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1          Disclosure.

(a)          On or prior to the date hereof, the Company delivered to Purchasers and, if required, the Purchasers delivered to the Company a letter (a “Disclosure Letter”) setting forth, among other things, items the disclosure of which is (i) required by an express disclosure requirement contained in a provision hereof or (ii) necessary or appropriate to take exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to the Purchasers, or to one or more covenants contained in Article III; provided, that if such information is disclosed in such a way as to make its relevance or applicability to another provision of this Agreement reasonably apparent on its face, such information shall be deemed to be responsive to such other provision of this Agreement. Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in a Disclosure Letter shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)         As used in this Agreement, any reference to any fact, change, circumstance or effect being “material” with respect to the Company means such fact, change, circumstance or effect is material in relation to the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole. As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that, individually or in the aggregate, (1) is material and adverse to the business, assets, results of operations or financial condition of the Company and Company Subsidiaries taken as a whole or (2) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by Governmental Entities, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of Purchasers, (D) changes in general economic, monetary or financial conditions in the United States, (E) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, (F) the failure of the Company to meet any internal projections, forecasts, estimates or guidance for any period ending after December 31, 2016 (but not excluding the underlying causes of such failure), or (G) the public disclosure of this Agreement or the transactions contemplated by this Agreement; provided, further, however, that if any event described in clause (A), (B), (D) or (E) of this Section 2.1(b) occurs and such event has a materially disproportionate effect on the Company relative to other banks, savings associations and their holding companies in the United States, only then such event will be deemed to have had a Material Adverse Effect.

(c)          “Previously Disclosed” with regard to a party means information set forth on its Disclosure Letter.

Section 2.2          Representations and Warranties of the Company. Except as Previously Disclosed, the Company hereby represents and warrants to Purchasers, as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that are as of a specific date, which shall be made as of that date), that:

(a)        Organization and Authority. Each of the Company and the Company Subsidiaries is a corporation, bank or other entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where any failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has the corporate or other organizational power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and under applicable state Laws.

(b)        Company Subsidiaries. The Company has Previously Disclosed a true, complete and correct list of all of its Subsidiaries as of the date of this Agreement (each, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”). The Company owns, directly or indirectly, all of its interests in each Company Subsidiary free and clear of any and all Liens (as defined below). The deposit accounts of T Bank, N.A., a national banking association (the “Bank”), are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act, as amended, and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions). The Company beneficially owns all of the outstanding capital securities and has sole control of the Bank.

(c)           Authorization; No Conflicts; No Defaults.

(i)           The Company has the corporate power and authority to execute and deliver this Agreement and the Notes (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. The Board of Directors has duly approved the agreements and the transactions contemplated by the Transaction Documents. No other corporate proceedings are necessary for the execution and delivery by the Company of the Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby. The Transaction Documents have been, and when delivered at the Closing will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Purchasers and the other parties thereto, are, or in the case of documents executed after the date of this Agreement, will be, upon execution, the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles (whether applied in equity or at law).

(ii)           Neither the execution and delivery by the Company of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any liens, charges, adverse rights or claims, pledges, covenants, title defects, security interests and other encumbrances of any kind (each, a “Lien”) upon any of the properties or assets of the Company or any Company Subsidiary, under any of the terms, conditions or provisions of (i) the certificate of incorporation or bylaws (or similar governing documents) of the Company and each Company Subsidiary or (ii) subject to receipt of any Requisite Governmental Consents, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which it may be bound, or to which the Company or any of the Company Subsidiaries, or any of the properties or assets of the Company or any of the Company Subsidiaries may be subject, or (B) subject to receipt of any Requisite Governmental Consents, violate any Law applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets except in the case of clauses (A)(ii) and (B) of this paragraph for such violations, conflicts and breaches as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iii)          None of the Company, the Bank or any other Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or other agreement or instrument to which the Company, Bank or any other Subsidiary of the Company is a party or by which the Company, the Bank or any other Subsidiary of the Company or their respective properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company. For purposes of this Agreement, “Indebtedness” shall mean and include: (a) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company; and (b) all obligations secured by any lien in Property owned by the Company whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the Company’s or the Bank’s business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

(d)        Governmental Consents. Other than with respect to any Required Approvals or any approval required under the securities or blue sky laws of the various states (collectively, the “Requisite Governmental Consents”), no governmental consents are necessary for the execution and delivery of the Transaction Documents or for the consummation by the Company of the transactions contemplated hereby and thereby.

(e)         Litigation and Other Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened in writing claim, action, suit, arbitration, complaint, charge or investigation or proceeding (each, an “Action”) against the Company or any Company Subsidiary or any of its assets, rights or properties, nor is the Company or any Company Subsidiary a party or named as subject to the provisions of any order, writ, injunction, settlement, judgment or decree of any court, arbitrator or government agency, or instrumentality. The Company is in compliance in all material respects with all existing decisions, orders, and agreements of or with Governmental Entities to which it is subject or bound.

(f)        Financial Statements. Each of the audited consolidated balance sheets of the Company and the Company Subsidiaries and the related audited consolidated statements of income (loss), statements of shareholders’ equity and comprehensive income (loss) and cash flows, together with the notes thereto, for the last three years, and the unaudited consolidated balance sheets of the Company and the Company Subsidiaries and the related unaudited consolidated statements of income (loss), statements of shareholders’ equity and comprehensive income (loss) and cash flows, together with the notes thereto, as of and for the quarter ended March 31, 2017, all of which have been previously provided or made available to Purchasers (collectively, the “Company Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied, as of their respective date of such filing, in all material respects with applicable accounting requirements, (3) have been prepared in accordance with GAAP applied on a consistent basis, and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein. As of March 31, 2017, the Bank’s allowance for loan losses was in compliance in all material respects with (A) the Bank’s methodology for determining the adequacy of its allowance for loan losses and (B) the standards established by applicable Governmental Entities and the Financial Accounting Standards Board.

(g)         Reports. Since December 31, 2014, the Company and each Company Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all material fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be.

(h)          Books and Records; Internal Accounting and Disclosure Controls. The books and records of the Company and the Company Subsidiaries are complete and correct in all material respects. No written or, to the Knowledge of the Company, oral notice or allegation of any material inaccuracies or discrepancies in such books and records has been received by the Company. The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i)           Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of the Company Subsidiaries and an unconsolidated or other affiliated entity that is not reflected on the Company Financial Statements.

(j)          Risk Management Instruments. All material derivative instruments, including swaps, caps, floors and option agreements entered into for the Company’s or any of the Company Subsidiaries’ own account were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable Laws and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or any Company Subsidiary, as applicable, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles (whether applied in equity or at law). Neither the Company nor, to the Knowledge of the Company, any other parties thereto is in breach of any of its material obligations under any such agreement or arrangement.

(k)         No Undisclosed Liabilities. There are no liabilities of the Company or any of the Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for (1) liabilities adequately reflected or reserved against in accordance with GAAP in the Company Financial Statements, and (2) liabilities that have arisen in the ordinary and usual course of business since March 31, 2017, or that have not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)          Absence of Certain Changes. Since January 1, 2017, except as disclosed in the Company Financial Statements, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course of business materially consistent with past practices, (2) none of the Company or any Company Subsidiary has incurred any material liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business, (3) the Company has not made or declared any distribution in cash or in kind to its shareholders or issued or repurchased any shares of its capital stock, except for the payment of the special dividend made just prior to the acquisition of the Company by T Acquisition, Inc. in accordance with that certain Agreement and Plan of Merger, dated November 10, 2016, by and between the Company and T Acquisition, Inc., (4) through (and including) the date of this Agreement, no fact, event, change, condition, development, circumstance or effect has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (5) no material default (or event which, with notice or lapse of time, or both, would constitute a material default) exists on the part of the Company or any Company Subsidiary or, to the Knowledge of the Company, on the part of any other party, in the due performance and observance of any term, covenant or condition of any agreement to which the Company or any Company Subsidiary is a party and which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)         Compliance with Laws. The Company and each Company Subsidiary have all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company and each Company Subsidiary, except where the failure to have such permits, licenses, franchises, authorizations, orders and approvals, or to have made such filings, applications and registrations, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each Company Subsidiary have complied in all material respects and (1) are not in default or violation in any respect of, (2) to the Company’s Knowledge, are not under investigation with respect to, and (3) to the Company’s Knowledge, have not been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity (each, a “Law”), other than such noncompliance, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any material restriction on the business or properties of the Company or any of the Company Subsidiaries. As of the date hereof, the Bank has a Community Reinvestment Act rating of “satisfactory” or better.

(n)          Agreements with Regulatory Agencies. Neither the Company nor any Company Subsidiary (A) is subject to any cease-and-desist or other similar order or enforcement action issued by, (B) is a party to any written agreement, consent agreement or memorandum of understanding with, (C) is a party to any commitment letter or similar undertaking to, or (D) is subject to any capital directive by, and since December 31, 2014, neither of the Company nor any Company Subsidiary has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company nor any of the Company Subsidiaries been advised since December 31, 2014 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.

(o)       Brokers and Finders. The Company has engaged Commerce Street Capital, LLC (the “Placement Agent”), a registered broker-dealer subject to the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), in connection with the offer and sale of the Notes as contemplated by the Transaction Documents. Except for such engagement, neither the Company nor any of its officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with the Transaction Documents or the transactions contemplated hereby or thereby.

(p)         Tax Matters. The Company and each of the Company Subsidiaries has (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by it (or has made an accrual that it believes is reasonable relating to the payment of such taxes) and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

(q)         Offering of Securities. Neither the Company nor any Person acting on its behalf has taken any action which would subject the offering, issuance or sale of the Notes to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Notes pursuant to the transactions contemplated by the Transaction Documents. Assuming the accuracy of Purchasers’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Notes by the Company to Purchasers.

(r)          Investment Company Status. The Company is not, and upon consummation of the transactions contemplated by the Transaction Documents will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated Person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 2.3          Representations and Warranties of Purchasers. Each Purchaser, severally, but not jointly, hereby represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), that:

(a)        Organization and Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement on a timely basis, and such Purchaser has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b)          Authorization.

(i)          Such Purchaser has the corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation of the transactions contemplated by this Agreement have been duly authorized by such Purchaser’s board of directors, general partner or managing members, as the case may be (if such authorization is required), and no further approval or authorization by any of its partners or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by such Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(ii)          Neither the execution, delivery and performance by such Purchaser of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance by such Purchaser with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of such Purchaser under any of the terms, conditions or provisions of (i) its certificate of limited partnership, certificate of formation, operating agreement or partnership agreement or similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Purchaser is a party or by which it may be bound, or to which such Purchaser or any of the properties or assets of such Purchaser may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Purchaser or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect such Purchaser’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated by this Agreement on a timely basis.

(iii)          No notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by such Purchaser of the transactions contemplated by this Agreement.

(c)          Purchase for Investment. Such Purchaser acknowledges that the Notes have not been registered under the Securities Act or under any state securities laws. Such Purchaser (1) is acquiring the Notes pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Notes to any person, (2) will not sell or otherwise dispose of any of the Notes, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Notes and of making an informed investment decision, (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and (5) became aware of the offering of the Notes, and the Notes were offered to Purchaser, solely by direct contact between such Purchaser and the Company or the Placement Agent, and not by any other means, including any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D under the Securities Act).

(d)          Qualified Institutional Buyer. Each Purchaser is and will be on the Closing Date a “qualified institutional buyer” as such term is defined in Rule 144A promulgated under the Securities Act (“QIB”).

(e)          Financial Capability. At the Closing, such Purchaser shall have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(f)          Knowledge as to Conditions. As of the date of this Agreement, such Purchaser does not know of any reason why any Required Approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained.

(g)          Brokers and Finders. Neither such Purchaser nor its Affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for such Purchaser, in connection with this Agreement or the transactions contemplated by this Agreement, in each case, whose fees the Company would be required to pay (other than the reimbursement of transaction expenses as provided in Section 6.2).

(h)          Investment Decision. Such Purchaser, or the duly appointed investment manager of such Purchaser (the “Investment Manager”), if applicable, has (1) reached its decision to invest in the Company independently from any other Person, (2) except with respect to other Purchasers, has not entered into any agreement or understanding with any other Person to act in concert for the purpose of exercising a controlling influence over the Company or any Company Subsidiary, including any agreements or understandings regarding the voting or transfer of shares of the Company, (3) except with respect to other Purchasers, has not shared with any other Person proprietary due diligence materials prepared by such Purchaser or its Investment Manager or any of its other advisors or representatives (acting in their capacity as such) and used by its investment committee as the basis for purposes of making its investment decision with respect to the Company or any Company Subsidiary, (4) has not been induced by any other Person to enter into the transactions contemplated by this Agreement, and (5) except with respect to other Purchasers, has not entered into any agreement with any other Person with respect to the transactions contemplated by this Agreement. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Notes constitutes legal, tax or investment advice. Such Purchaser has consulted such accounting, legal, tax and investment advisors as it has deemed necessary or appropriate in connection with its purchase of the Notes.

(i)          Ability to Bear Economic Risk of Investment. Such Purchaser recognizes that an investment in the Notes involves substantial risk, and has the ability to bear the economic risk of the prospective investment in the Notes, including the ability to hold the Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in the Company.

(j)          Information. Such Purchaser acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Notes; (ii) it has conducted its own examination of the Company and the terms of the Notes to the extent it deems necessary to make its decision to invest in the Notes; and (iii) it has availed itself of public access to financial and other information concerning the Company to the extent it deems necessary to make its decision to purchase the Notes. It has reviewed the information set forth in the exhibits hereto. It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested of it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

(k)          Placement Agent. Such Purchaser will purchase the Note directly from the Company and not from the Placement Agent, is not relying on the Placement Agent in any manner with respect to its decision to purchase the Note, and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Notes.

(l)          Restricted Securities. Such Purchaser understands that the Notes are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and the rules and regulations thereunder, such securities may be resold without registration under the Securities Act only in limited circumstances. Such Purchaser represents that it understands the resale limitations imposed by Rule 144 promulgated under the Securities Act and by the Securities Act on the Notes.

(m) Conduct of Subsequent Transfers. Such Purchaser acknowledges that the Company is not conducting any offering other than the sale to Purchasers set forth in this Agreement, and each Purchaser agrees that any subsequent re-sale of the Notes, including into a securitization, shall be done in a manner that does not create liability for the Company.

(n)         Accuracy of Representations. Such Purchaser understands that each of the Placement Agent and the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Placement Agent and the Company.

ARTICLE III
COVENANTS

Section 3.1           Filings; Other Actions.

(a)          Each Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, to perform the covenants contemplated by this Agreement, to satisfy all of the conditions precedent to the obligations of such party thereto and defend any claim, action, suit, investigation or proceeding, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; provided, that nothing in this Agreement shall obligate such Purchaser to disclose the identities of limited partners, shareholders or members of such Purchaser or its Affiliates or investment advisors or other confidential proprietary information of such Purchaser or any of its Affiliates (collectively, “Proprietary Information”). All parties shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. Each Purchaser and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, all the information (other than Proprietary Information) relating to such other parties, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. All parties hereto agree to keep the other parties apprised of the status of matters referred to in this Section 3.1(a). Each Purchaser shall promptly furnish the Company, and the Company shall promptly furnish each Purchaser, to the extent permitted by applicable Law, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement that are not confidential and/or subject to regulatory restrictions on disclosure. Notwithstanding the foregoing, in no event shall any Purchaser be required to become a bank holding company, accept any Burdensome Condition in connection with the transactions contemplated by this Agreement, or be required to agree to provide capital to the Company or any Company Subsidiary thereof other than the Purchase Price to be paid for the Notes to be purchased by it pursuant to the terms of, subject to the conditions set forth in, this Agreement.

(b)          Each Purchaser, on the one hand, agrees to furnish the Company, and the Company, on the other hand, agrees, upon request, to furnish to such Purchaser, in each case to the extent legally permissible and not in contravention of any applicable Law, regulatory restriction on disclosure, confidentiality obligation, or contractual obligation, all information concerning itself, its Affiliates, directors, officers, partners and shareholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of such other parties or any of its Subsidiaries to any Governmental Entity in connection with the Closing and the other transactions contemplated by this Agreement; provided, that the Company and each such Purchaser shall only be required to provide information only to the extent typically provided by the Company or such Purchaser to such Governmental Entities under such Company’s policies or Purchaser’s policies consistently applied and subject to such confidentiality requests as the Company or such Purchaser shall reasonably seek.

Section 3.2           Access, Information and Confidentiality.

(a)         From the date hereof until the Closing Date, the Company will furnish to Purchasers and their Affiliates (and their financial and professional advisors and representatives), and permit Purchasers, their Affiliates and their representatives access during the Company’s normal business hours to, such information and materials relating to the financial, business and legal condition of the Company as may be reasonably necessary or advisable to allow Purchasers to become and remain familiar with the Company and to confirm the accuracy of the representations and warranties of the Company in this Agreement and the compliance with the covenants and agreements by the Company in this Agreement; provided, that such information and materials are not restricted by applicable Law, contractual obligations, regulatory restrictions or other confidentiality obligations.

(b)         All parties hereto will hold, and will cause its respective Affiliates and its and their respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is reasonably necessary or desirable in connection with any Required Approvals, examination or inspection or unless disclosure is required by judicial or administrative process or, by other requirement of Law or the applicable requirements of any Governmental Entity or relevant stock exchange (in which case, the party disclosing such information shall provide the other parties with prior written notice of such permitted disclosure), all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other parties hereto furnished to it by or on behalf of such other parties or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a non-confidential basis, (2) publicly available through no fault of such party or (3) later lawfully acquired from by such party from other sources not known by such party to be subject to confidentiality obligations with respect to such information), and no party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors, provided, that Purchasers shall be permitted to disclose Information to any of their limited partners who are subject to obligations to keep such Information confidential in accordance with this Section 3.2.

Section 3.3          Conduct of the Business. Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 5.1 (the “Pre-Closing Period”), the Company shall, and shall cause each Company Subsidiary to, use commercially reasonable efforts to carry on its business in the ordinary course of business and use commercially reasonable efforts to maintain and preserve its and such Company Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it; provided, that nothing in this sentence shall limit or require any actions that the Board of Directors or the Company’s senior management may, in good faith, determine to be inconsistent with their duties or the Company’s obligations under applicable Law.

ARTICLE IV
ADDITIONAL AGREEMENTS

Section 4.1          No Control. No Purchaser shall, without the prior consent of the Company, contribute capital to the Company or acquire an amount of voting securities of the Company that in either case would cause such Purchaser to be deemed to control the Company for purposes of the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended.

Section 4.2           Legend.

(a)          Purchasers agree that all certificates or other instruments, if any, representing the Notes subject to this Agreement will bear a legend substantially to the following effect:

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF GENERAL AND SECURED CREDITORS OF THE COMPANY, IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES AND IS UNSECURED.

THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $10,000 AND MULTIPLES OF $10,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF SUCH NOTES IN A DENOMINATION OF LESS THAN $10,000 AND MULTIPLES OF $10,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON SUCH SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SUBORDINATED NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO A “NON U.S. PERSON” IN AN “OFFSHORE TRANSACTION” PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SUBORDINATED NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE SECURITIES PURCHASE AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

THIS SUBORDINATED NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF A SUBORDINATED NOTE PURCHASE AGREEMENT, DATED JULY 17, 2017, BY AND AMONG THE COMPANY AND THE PURCHASERS REFERRED TO THEREIN (THE “PURCHASE AGREEMENT”), A COPY OF WHICH IS ON FILE WITH THE COMPANY.

THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES, REPRESENTS AND WARRANTS THAT IT WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE SECURITIES ACT OR AN APPLICABLE EXEMPTION THEREFROM.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SUBORDINATED NOTE WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE COMPANY TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(b)          Subject to Section 4.2(a), the restrictive legend set forth in Section 4.2(a), above shall be removed and the Company shall issue a certificate without such restrictive legend to the holder of the applicable Notes upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), as applicable, if (1) such Notes are registered for resale under the Securities Act, (2) such Notes are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (3) such Notes are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume restrictions. Following the earlier of (A) the sale of the Notes pursuant to an effective registration statement or pursuant to Rule 144 or (B) Rule 144 becoming available for the resale of Notes, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Notes and without volume restrictions, upon receipt by the Company of an opinion of counsel to any Purchaser regarding the removal of such legend set forth in Section 4.2(a), the Company shall instruct its transfer agent to remove such legend above from the Notes. Any fees associated with the removal of such legend (other than with respect to a Purchaser’s counsel) shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three business days following the delivery by Purchasers to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing such Notes (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, an opinion of counsel to such Purchasers) and a representation letter to the extent required, deliver or cause to be delivered to Purchasers a certificate or instrument (as the case may be) representing such Notes that is free from the restrictive legend set forth in Section 4.2(a). Notes free from all restrictive legends may be transmitted by the transfer agent to Purchasers by crediting the account of Purchasers’ prime broker with DTC as directed by such Purchasers, provided, that the Notes are DTC eligible at such time. Purchasers acknowledge that the Notes have not been registered under the Securities Act or under any state securities laws and agrees that they will not sell or otherwise dispose of any of the Notes, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws and this Agreement.

Section 4.3          Secondary Market Transactions. Each Purchaser shall have the right at any time and from time to time to securitize the Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, the Company shall, at the Company’s expense, use all commercially reasonable efforts to cooperate in good faith with Purchasers and otherwise assist Purchasers in satisfying the market standards to which Purchasers customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transactions, but in no event shall the Company be required to incur more than an aggregate of $10,000 in costs or expenses in connection with such Secondary Market Transactions. All information regarding the Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Purchaser, to any Person reasonably deemed necessary by Purchaser in connection with such Secondary Market Transaction, provided, that the Company shall be given reasonable notice prior to furnishing such information. All documents, financial statements, appraisals and other data relevant to the Company or the Notes may be exhibited to and retained by any such Person.

Section 4.4     Transfer Taxes. On the Closing Date, all transfer or other similar taxes which are required to be paid in connection with the sale and transfer of the Notes to be sold to the Purchasers hereunder will be, or will have been, fully paid or provided for by the Company, and all Laws imposing such taxes will be or will have been complied with in all material respects.

Section 4.5     Rule 144A Information. While any Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon reasonable request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act (as defined below).

Section 4.6     Bloomberg. Within 14 days after Closing, the Company will utilize its commercially reasonable efforts to have the Notes quoted on Bloomberg and a CUSIP assigned to the Notes.

Section 4.7     Depository Trust Company. The Company will use its commercially reasonable efforts to have the Notes registered in the name of The Depository Trust Company within twelve (12) months after Closing.

Section 4.8     Tier 2 Capital. If all or any portion of the Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the Notes, the Company will immediately notify the Purchasers, and thereafter the Company and the Purchasers will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Notes to qualify as Tier 2 Capital.

ARTICLE V
TERMINATION

Section 5.1     Termination. This Agreement may be terminated prior to the Closing:

(a)     by mutual written agreement of the Company and Purchasers;

(b)     by the Company or Purchasers, upon written notice to the other parties, in the event that the Closing does not occur on or before July 31, 2017; provided, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c)     by the Company or Purchasers, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(d)     by Purchasers, upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 1.2(c)(ii)(1) or Section 1.2(c)(ii)(2) would not be satisfied and such breach or condition is not curable or, if curable, is not cured by the date set forth in Section 5.1(b); or

(e)     by the Company, upon written notice to Purchasers, if there has been a breach of any representation, warranty, covenant or agreement made by any Purchaser in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 1.2(c)(iii)(1) or Section 1.2(c)(iii)(2) would not be satisfied and such breach or condition is not curable or, if curable, is not cured by the date set forth in Section 5.1(b).

Section 5.2     Effects of Termination. In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Section 3.2(b), this Article V and Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, however, that nothing herein shall relieve any party from liability for an intentional breach of this Agreement.

ARTICLE VI
MISCELLANEOUS

Section 6.1     Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement for a period of one (1) year. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative, other than those which by their terms are to be performed in whole or in part prior to or on the Closing Date, which shall terminate as of the Closing Date.

Section 6.2     Expenses. Except as otherwise provided in this Section 6.2, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; except that at the Closing, the Company shall bear, and upon request by Purchasers, reimburse each Purchaser (or group of Affiliated Purchasers) that purchases a Note with an initial principal amount of at least $5,000,000 for all reasonable out-of-pocket fees and expenses of attorneys incurred by each Purchaser or group of Affiliate Purchasers, as applicable, and their Affiliates in connection with the negotiation and preparation of this Agreement and undertaking of the transactions contemplated pursuant to this Agreement for a flat fee of $11,000.

Section 6.3     Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.4     Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file and such signature pages will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.5     Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the City of New York, New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated by this Agreement. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.7 shall be deemed effective service of process on such party.

Section 6.6     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES.

Section 6.7     Notices. Any notice, request, service of process, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(i)	If to Purchasers, as indicated on each such Purchaser’s signature page hereto.

(ii)	If to the Company:

T Bancshares Inc.
16200 Dallas Parkway, Suite 190
Dallas, Texas 75248
Attention: Patrick Howard
Telephone: (972) 720-9041
E-mail: PHoward@tbank.com

with a copy to (which copy alone shall not constitute notice):

Hunton & Williams LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
Attention: Peter G. Weinstock
Direct Dial: (214) 468-3395
Direct Fax: (214) 740-7182
Email: pweinstock@hunton.com

Section 6.8     Entire Agreement, Etc. (a) This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by (i) the Company by operation of law or otherwise (any attempted assignment in contravention hereof being null and void), except to the extent that there is a merger or consolidation of the Company, in which case the Company’s successor shall be a party to this Agreement without the consent of the Purchasers, or (ii) the Purchasers without the prior written consent of the Company; provided that, Purchasers may assign their rights and obligations under this Agreement to any Affiliate, but only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Purchasers”); provided further, that no such assignment shall relieve such Purchaser of its obligations hereunder.

Section 6.9     Other Agreements. In the event that (i) the Company shall directly or indirectly, enter into or otherwise consent to any other agreements concerning the incurrence of Indebtedness on parity with, or junior to, the Subordinated Notes, which other agreement (a) gives or grants to any Person (x) covenants (excluding covenants of the Company to pay a specific rate of interest on such other Indebtedness, but including, without limitation, all other covenants such as financial covenants or financial covenant levels) which are more restrictive or more favorable to the Person which is a party to such other agreement or (y) additional or greater rights or remedies (including, without limitation, more stringent or shorter periods of time that must elapse prior to such Person’s right to exercise remedies under such other agreement upon the occurrence of a default or event of default thereunder) or (b) waives the rights that the Company may assert in any action to enforce the other agreement (such more favorable covenants or greater rights or remedies or waivers in the foregoing clauses (a) and (b)) and (ii) the Company’s primary regulator has adopted regulatory guidance or statutory interpretations that provide that such provisions will still permit the Indebtedness to qualify as Tier 2 Capital (each, a “Tier 2 More Favorable Provision”), in each case than are given or granted to the Purchasers hereunder, then simultaneously with the execution of such other agreement(s), the Company shall provide the Purchasers a copy of such other agreement(s), and the Tier 2 More Favorable Provision(s) therein shall automatically be incorporated into this Section 6.9, without further action by any party to this Agreement, for so long as such other agreement remains in effect. Upon receipt by the Purchasers of a copy of such other agreement(s), the Purchasers may elect, upon written consent of the Purchasers holding at least 67% of the principal amount of Subordinated Notes at such time outstanding, that any Tier 2 More Favorable Provision therein shall not be incorporated into this Section 6.9 and, upon such determination, any incorporation of such More Favorable Provision into this Section 6.9 shall be deemed to be void ab initio and of no force and effect.

Section 6.10     Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a)     the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(b)     “business day” means any day that is not Saturday or Sunday and that, in New York, New York, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed;

(c)     the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d)     the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(e)     to the “Knowledge of the Company” or “Company’s Knowledge” means the actual knowledge after due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any Vice President or Secretary) of the Company;

(f)      the term “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(g)     the term “Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company; and

(h)     the term “Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 208 and 12 C.F.R. Part 250, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

Section 6.11     Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 6.12     Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.13     No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies; provided, however, that the Placement Agent shall be a third-party beneficiary hereto and may rely on the representations and warranties contained herein to the same extent as if it were a party to the Agreement.

Section 6.14     Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

Section 6.15     Public Announcements. Subject to each party’s disclosure obligations imposed by Law, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and except as otherwise permitted in the next sentence, neither the Company nor Purchasers will make any such news release or public disclosure that identifies the other party without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and all parties shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. In the event a party hereto is advised by its outside legal counsel that a particular disclosure is required by Law, such party shall be permitted to make such disclosure but shall be obligated to use its commercially reasonable efforts to consult with the other parties hereto and take their comments into account with respect to the content of such disclosure before issuing such disclosure.

Section 6.16     Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first written above.

COMPANY:

T Bancshares, Inc.

By:	/s/ A Haag Sherman
Name: A. Haag Sherman
Title: Chairman of the Board

[Signatures Continued on Following Page]

[Signature Page of Purchase Agreement]

PURCHASERS:

[Signature Page of Purchase Agreement]

SCHEDULE A

SCHEDULE OF PURCHASERS

EXHIBIT A

FORM OF SUBORDINATED NOTE

T BANCSHARES, INC.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND THE CLAIMS OF GENERAL CREDITORS AND SECURED CREDITORS OF THE COMPANY, IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES AND IS UNSECURED.

THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $10,000 AND MULTIPLES OF $10,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF SUCH NOTES IN A DENOMINATION OF LESS THAN $10,000 AND MULTIPLES OF $10,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON SUCH SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SUBORDINATED NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO A “NON U.S. PERSON” IN AN “OFFSHORE TRANSACTION” PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SUBORDINATED NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE SUBORDINATED NOTE PURCHASE AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

THIS SUBORDINATED NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF A SUBORDINATED NOTE PURCHASE AGREEMENT, DATED JULY 17, 2017, BY AND AMONG THE COMPANY AND THE PURCHASERS REFERRED TO THEREIN (THE “PURCHASE AGREEMENT”), A COPY OF WHICH IS ON FILE WITH THE COMPANY.

THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES, REPRESENTS AND WARRANTS THAT IT WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE SECURITIES ACT OR AN APPLICABLE EXEMPTION THEREFROM.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SUBORDINATED NOTE WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE COMPANY TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

T BANCSHARES, INC.

7.125% FIXED TO FLOATING RATE SUBORDINATED NOTE DUE JULY 30, 2027

Certificate No.: 1	CUSIP __________

U.S. $4,000,000	Dated: July 17, 2017

FOR VALUE RECEIVED, the undersigned, T Bancshares, Inc., a Texas corporation (the “Company”), promises to pay to the order of _______, or its registered assigns (collectively, the “Holder”), the principal amount of Four Million Dollars ($4,000,000), in the lawful currency of the United States of America, or such lesser or greater amount as shall then remain outstanding under this Subordinated Note, in one lump sum on July 30, 2027 (the “Maturity Date”), or such other date upon which this Subordinated Note shall become due and payable, whether by reason of extension, acceleration or otherwise, and to pay interest on such principal amount at the initial rate of 7.125% per annum (computed in arrears on the basis of a 360-day year of twelve 30-day months) from July 17, 2017 until but excluding July 18, 2022, on January 17 and July 17 of each year commencing January 17, 2018 (each, a “Fixed Interest Payment Date”). Thereafter, the Company will pay interest on the principal amount of this Subordinated Note at a variable rate equal to three month LIBOR plus 5.125% (computed on the basis of a 360-day year and the actual number of days elapsed in each month) payable each February 15, May 15, August 15 and November 15 (each a “Floating Interest Payment Date”). The interest rate applicable to each quarterly Floating Interest Payment Date shall be the rate as determined pursuant to the preceding sentence on each January 15, April 15, July 15 and October 15. If any payment of interest or principal is not paid in full when the same becomes due and payable, then interest will be compounded quarterly.

Reference is hereby made to the further provisions of this Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

T BANCSHARES, INC.

By:
Name:	A. Haag Sherman
Title:	Chairman of the Board

ATTEST:

[REVERSE SIDE OF NOTE]

T BANCSHARES, INC.

7.125% FIXED TO FLOATING RATE SUBORDINATED NOTE DUE JULY 30, 2027

The Company promises to pay interest on the principal amount of this Subordinated Note, commencing on July 17, 2017 until July 30, 2027 (the “Maturity Date”), or such earlier date as this Subordinated Note is paid in full, at the rate of simple interest set forth herein.  The unpaid principal balance of this Subordinated Note plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date or such earlier date on which such amount shall become due and payable.  This Subordinated Note is one of the Notes referred to in that certain Subordinated Note Purchase Agreement, dated July 17, 2017, by and among the Company, the Holder and the other Purchasers named therein (the “Purchase Agreement”) and is entitled to the benefits, and subject to the provisions, thereof.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

1.          Computation and Payment of Interest.  This Subordinated Note will bear interest at the initial rate of 7.125% per annum (computed in arrears on the basis of a 360-day year of twelve 30-day months) from July 17, 2017 until but excluding July 18, 2022, on January 17 and July 17 of each year commencing January 17, 2018 (each, a “Fixed Interest Payment Date”). Thereafter, the Company will pay interest on the principal amount of this Subordinated Note at a variable rate equal to three month LIBOR plus 5.125% (computed on the basis of a 360-day year and the actual number of days elapsed in each month) payable each February 15, May 15, August 15 and November 15 (each a “Floating Interest Payment Date”).  The interest rate applicable to each quarterly Floating Interest Payment Date shall be the rate as determined pursuant to the preceding sentence on each January 15, April 15, July 15, and October 15.  If any payment of interest or principal is not paid in full when the same becomes due and payable, then interest will be compounded quarterly.

2.          Non-Business Days.  Whenever any payment to be made by the Company hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day without change in any computation of interest with respect to such payment (or any succeeding payment). “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are permitted or required by any applicable law or executive order to close.

3.          Transfer.  The Company or its agent (the “Registrar”) shall maintain a register of each holder of the Subordinated Notes.  The Company shall be entitled to treat each Person in its register as the beneficial owner of this Subordinated Note.  The Subordinated Notes will initially be issued in certificated form, but may be issued in global and book-entry form as provided in Section 4 below.  This Subordinated Note may be transferred in whole or in part at the principal offices of the Company or Registrar, accompanied by due endorsement or written instrument of transfer.  Upon such surrender and presentment, the Company or the Registrar shall issue one or more Subordinated Notes with an aggregate principal amount equal to the aggregate principal amount of this Subordinated Note and registered in such name or names requested by the holder of record, and shall update its register accordingly.  Such transferee shall be solely responsible for delivering to the Company or the Registrar a mailing address or other information necessary for the Company or the Registrar to deliver notices and payments to such transferee.  Prior to due presentment of this Subordinated Note for registration of transfer, the Company and any agent of the Company may treat the person in whose name this Subordinated Note is registered as the owner of this Subordinated Note for the purpose of receiving payments on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note is overdue, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

4.          Global Subordinated Notes.

(a)          Immediately after the issuance of this Subordinated Note, the Company shall use its commercially reasonable efforts to cause the Subordinated Notes owned by such Holder to be issued in the form of one or more global Subordinated Notes (each a “Global Subordinated Note”) registered in the name of The Depository Trust Company or another organization registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and designated as Depositary by the Company or any successor thereto (the “Depositary”) or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor.

(b)          Notwithstanding any other provision herein, no Global Subordinated Note may be exchanged in whole or in part for Subordinated Notes registered, and no transfer of a Global Subordinated Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Subordinated Note or a nominee thereof unless (i) such Depositary advises the Company in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Subordinated Note, and no qualified successor is appointed by the Company within ninety (90) days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Company within ninety (90) days after obtaining knowledge of such event, or (iii) an Event of Default shall have occurred and be continuing.  Upon the occurrence of any event specified in clauses (i), (ii) or (iii) above, the Company or its agent shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Subordinated Note of the occurrence of such event and of the availability of Subordinated Notes to such owners of beneficial interests requesting the same.

(c)          If any Global Subordinated Note is to be exchanged for other Subordinated Notes or canceled in part, or if another Subordinated Note is to be exchanged in whole or in part for a beneficial interest in any Global Subordinated Note, then either (i) such Global Subordinated Note shall be so surrendered for exchange or cancellation as provided in this Section 4 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Subordinated Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Company or Registrar, whereupon the Company or the Registrar, in accordance with the applicable rules and procedures of the Depositary (“Applicable Depositary Procedures”), shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records.  Upon any such surrender or adjustment of a Global Subordinated Note by the Depositary, accompanied by registration instructions, the Company shall execute and deliver any Subordinated Notes issuable in exchange for such Global Subordinated Note (or any portion thereof) in accordance with the instructions of the Depositary.
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(d)          Every Subordinated Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Subordinated Note or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Subordinated Note, unless such Subordinated Note is registered in the name of a Person other than the Depositary for such Global Subordinated Note or a nominee thereof.

(e)          The Depositary or its nominee, as the registered owner of a Global Subordinated Note, shall be the Holder of such Global Subordinated Note for all purposes under this Subordinated Note, and owners of beneficial interests in a Global Subordinated Note shall hold such interests pursuant to Applicable Depositary Procedures.  Accordingly, any such owner’s beneficial interest in a Global Subordinated Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary participants.  The Registrar shall be entitled to deal with the Depositary for all purposes relating to a Global Subordinated Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole holder of the Subordinated Note and shall have no obligations to the owners of beneficial interests therein.  The Registrar shall have no liability in respect of any transfers affected by the Depositary.

(f)          The rights of owners of beneficial interests in a Global Subordinated Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its participants.

(g)          No holder of any beneficial interest in any Global Subordinated Note held on its behalf by a Depositary shall have any rights with respect to such Global Subordinated Note, and such Depositary may be treated by the Company and any agent of the Company as the owner of such Global Subordinated Note for all purposes whatsoever.  Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on  account of beneficial ownership interests of  a Global Subordinated Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  Notwithstanding the foregoing, nothing herein shall prevent the Company or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Subordinated Note.

5.          Affirmative Covenants of the Company.  During the time that any portion of the principal balance of this Subordinated Note is unpaid and outstanding, the Company shall take or cause to be taken the actions set forth below.
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(a)          Notice  of  Certain  Events.    Subject  to  any  restrictions  imposed  by applicable law or regulation or any applicable regulator, the Company shall provide written notice to the Holder of the occurrence and continuation following the date of this Subordinated Note of the following events as soon as practicable but in no event later than thirty (30) Business Days following the Company’s becoming aware of the occurrence of such event:

(i)          the total risk-based capital ratio, Tier 1 risk-based capital ratio or leverage ratio of the Company’s wholly-owned subsidiary, T Bank, N.A. (the “Bank”) becomes less than ten percent (10.0%), six percent (6.0%) or five percent (5.0%), respectively;

(ii)          the Company, any of the Company’s banking subsidiaries, or any officer of the Company or the Company’s banking subsidiaries becomes subject to any formal, written regulatory enforcement action, consent or cease and desist order;

(iii)         the dollar amount of non-performing assets of the Bank as of the end of a given fiscal quarter increases to four percent (4.0%) or more of total assets as of the end of the immediately following fiscal quarter; or

(iv)         the incurrence of any Senior Indebtedness by the Company or any Subsidiary (except for deposits or other indebtedness in the ordinary course of business).

(b)          Compliance with Laws.  The Company and each of its subsidiaries shall comply with the requirements of all laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to result in a material adverse effect (i) on the condition (financial or otherwise), or in the earnings of the Company and its subsidiaries considered as one enterprise, without or not arising in the ordinary course of business, or (ii) on the ability of the Company to perform its obligations under this Subordinated Note.

(c)          Taxes and Assessments.  The Company and each of its subsidiaries shall pay and discharge, when due, all taxes, assessments and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Company.

(d)          Compliance Certificate; Financial Statements.  Not later than sixty (60) days following the end of each fiscal quarter (or, in the case of any fiscal quarter ending on December 31, not later than ninety (90) days from the end of such quarter), the Company shall provide the Holder with:  (i) a certificate (the “Compliance Certificate”), executed by the principal executive officer and principal financial officer of the Company in their capacities as such, stating whether (A) the Company has complied with all notice provisions and covenants contained in this Subordinated Note; (B) an Event of Default has occurred; (C) an event of default has occurred under any other indebtedness of the Company; or (D) an event or events have occurred that in the reasonable judgment of the management of the Company would have a material adverse effect on the ability of the Company to perform its obligations under this Subordinated Note; and (ii) to the extent such information has not previously been released publicly, copies of the Company’s unaudited consolidated balance sheet and statement of income (loss) for and as of the end of such immediately preceding fiscal quarter, prepared in accordance with past practice and in a form substantially similar to the form provided to the Holders prior to the date hereof; provided, however, if such information has not been released publicly, such information shall be treated as confidential by such Holder until such public release and may not be disclosed to any other person or entity without the prior written consent of Company.
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6.          Negative Covenants.

(a)          Other Indebtedness.  The Company shall not, and shall not permit its subsidiaries to, incur or permit to exist any Senior Indebtedness or liability for borrowed money ranking senior to the Subordinated Notes; provided, however, that the Company or any of its subsidiaries may incur Senior Indebtedness or liability for borrowed money ranking senior to the Subordinated Notes, so long as the tangible common equity ratio of the Company is greater than or equal to five percent (5.0%); provided further, that the Company or any of its subsidiaries  may  refinance  any  Senior  Indebtedness  outstanding  as  of  the  date  of  this Subordinated Note; provided further, that this covenant shall not apply to deposit liabilities of the  Company’s  banking  subsidiaries,  repurchase  agreements,  federal  funds  borrowings, overdrafts, advances from any Federal Home Loan Bank, or any other banking transaction entered into by such a subsidiary in the ordinary course of business, including, but not limited to, interest rate hedging agreements or other derivative contracts entered into by such subsidiary in the ordinary course of business.

(b)          Limitation on Dividends  The Company shall not declare or pay any dividend or make any distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or other equity securities of any kind, if (i) the Company is not “well-capitalized” for regulatory purposes immediately prior to the declaration of such dividend or distribution or (ii) there exists and is continuing an Event of Default, as defined below, in each case except for:  (A) any dividends or distributions in shares of the Company’s common stock, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock; (B) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (C) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (D) the purchase of fractional interests in shares of Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; (E) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans; (F) as required by any federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Agency”); or (G) except that the Company may make dividend payments to permit its shareholders or members, as the case may be, to pay federal, state and local income taxes provided that the Company shall be at such time of payment a “pass-through” entity (e.g., an S corporation or a limited liability company) and such taxes on the Company’s income shall be payable by its shareholders or members, as the case may be (and not by the Company).
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7.          Subordination.

(a)          The indebtedness of the Company evidenced by this Subordinated Note, including the principal and interest on this Subordinated Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing and future claims of creditors and depositors of the Company and its subsidiaries, whether now outstanding or subsequently created, assumed, guaranteed or incurred (collectively, “Senior Indebtedness”), which shall include, all (i) principal of (and premium, if any) and interest, if any, on all indebtedness and obligations of, or guaranteed or assumed by, the Company for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other similar instruments and including, but not limited to, deposits of the Company and its subsidiaries, all obligations to the Company’s general creditors and secured creditors, and all obligations of the Company and its subsidiaries to any Federal Reserve Bank, the Federal Home Loan Bank, the Federal Deposit Insurance Corporation (“FDIC”) and any right acquired by the FDIC as a result of loans made by the FDIC to the Company or its subsidiaries or the purchase or guarantee of any of its assets by the FDIC pursuant to the provisions of the 12 U.S.C. Section 1823(c), (d) or (e); (ii) any deferred obligations of the Company for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (iii) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers’ acceptances, off-balance sheet guarantees, security purchase facilities and similar direct credit substitutes; (iv) any capital lease obligations of the Company; (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements or derivative products; (vi) all obligations that are similar to those in clauses (i) through (v) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise arising from an off-balance sheet guarantee; and (vii) all obligations of the types referred to in clauses (i) through (vi) of other persons secured by a lien on any property or asset of the Company; (viii) in the case of (i) through (vii) above, all amendments, renewals, extensions, modifications and refunding’s of such indebtedness and obligations; and (ix) any of the Company’s obligations to its  general  creditors,  as  defined  and  required  by  the  Federal  Reserve  in  order  for  this Subordinated Note to qualify as Tier 2 Capital; except “Senior Indebtedness” does not include (A) the Subordinated Notes, or (B) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes.  This Subordinated Note is not secured by any assets of the Company.

(b)          In the event of any insolvency, dissolution, assignment for the benefit of creditors, winding up or liquidation of the Company, all creditors of the Company shall be entitled to be paid in full with such interest as may be provided by law before any payment shall be made on account of principal of or interest on this Subordinated Note.  Additionally, in the event of any insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Subordinated Note.  In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (each a “Noteholder” and, collectively, the “Noteholders”), together with the holders of any obligations of the Company ranking on a parity with this Subordinated Note, shall be entitled to be paid from the remaining assets of the Company the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to this Subordinated Note.  Except as required by applicable law or regulation, nothing herein shall impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Subordinated Note according to its terms.
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(c)          Notwithstanding the provisions of Section 7(a) above, the indebtedness of the Company evidenced by this Subordinated Note, including the principal and interest, shall be senior in right and interest of payment to any future indebtedness of the Company that is expressly made junior to this Subordinated Note by the terms of such indebtedness.

(d)          If there shall have occurred and be continuing (i) a default in any payment with respect to any Senior Indebtedness or (ii) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Company with respect to the Subordinated Notes.  The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 7 would be applicable.

(e)          Nothing herein shall act to prohibit, limit or impede the Company from issuing additional debt of the Company having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.

(f)          The Holder, if a depository institution, waives any applicable right of offset by it as a lender.

8.          Events of Default and Remedies.

(a)          Notwithstanding any cure periods described below, the Company shall immediately notify Holder in writing when the Company obtains knowledge of the occurrence of any default specified below. Regardless of whether the Company has given the required notice, the occurrence of one or more of the following will constitute an “Event of Default” under this Subordinated Note:

(i)          the Company fails to pay any principal of or installment of interest on this Subordinated Note when due after a fifteen (15) day grace period;

(ii)         the Company fails to keep or perform any of its agreements, undertakings, obligations, covenants or conditions under the Purchase Agreement or this Subordinated Note not expressly referred to in another clause of this Section 8 and such failure continues for a period of thirty (30) days after the Company has received notice thereof;

(iii)         any certification made pursuant to the Purchase Agreement by the Company or otherwise made in writing in connection with or as contemplated by the Purchase Agreement or this Subordinated Note by the Company shall be materially incorrect or false as of the delivery date of such certification, or any representation to Holder by the Company as to the financial condition or credit standing of the Company is or proves to be materially false or misleading, and for purposes hereof, any reference to any fact, change, circumstance or effect being “material” with respect to the Company means such fact, change, circumstance or effect is material in relation to the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole;
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(iv)         the  liquidation  of  the  Company  (for  avoidance  of  doubt, “liquidation”  does  not  include  any  merger,  consolidation,  sale  of  equity  or  assets  or reorganization (exclusive of a reorganization in bankruptcy) of the Company or any of its subsidiaries);

(v)          any  order  or  decree  is  entered  by  any  court  of  competent jurisdiction directly or indirectly enjoining or prohibiting Holder or the Company from performing any of their obligations under the Purchase Agreement or this Subordinated Note, and such order or decree is not vacated, and the proceedings out of which such order or decree arose are not dismissed, within sixty (60) days after the granting of such decree or order;

(vi)           the Company (a) becomes insolvent or is unable to pay its debts as they mature, (b) makes an assignment for the benefit of creditors, (c) admits in writing its inability to pay its debts as they mature, or (d) ceases to be a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended;

(vii)           if,  pursuant  to  any  bankruptcy  reorganization,  arrangement, insolvency, readjustment of debt, insolvency dissolution or liquidation law or statute of the federal government or any state government that, by its express terms, is applicable to the Company, (a) any proceedings involving the Company are commenced by or against the Company, or (b) a trustee of all or substantially all of the assets of the Company is applied for or appointed, and the Company by any action or failure to act indicates its approval of, consent to or acquiescence in any of the foregoing, or an order shall be entered approving the petition in such proceedings, or approving the application for or appointment of such trustee, and within sixty (60) days after the entry of such order or such appointment, such order or appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or

(viii)         the  Company  applies  for,  consents  to  or  acquiesces  in  the appointment of a receiver or conservator for itself, or in the absence of such application, consent or acquiescence, a receiver or conservator is appointed for the Company.

(b)          Remedies of Holders.  Upon the occurrence of any Event of Default, Holder shall have the right, if such Event of Default remains uncured following the lapse of the applicable grace period referred to in Section 8(a), in addition to all the remedies conferred upon Holder by the terms of the Purchase Agreement or this Subordinated Note, to do any or all of the following, concurrently or successively, without notice to the Company:

(i)          solely pursuant to Section 8(a)(iv), 8(a)(vii) or 8(a)(viii), declare this Subordinated Note to be, and it shall thereupon become, immediately due and payable, subject to approval by applicable regulatory authorities, without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in this Subordinated Note to the contrary;
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(ii)         exercise all of its rights and remedies at law or in equity, excluding the right, if any, to declare this Subordinated Note to be immediately due and payable (such right to acceleration being governed solely by Section 8(b)(i); or

   (iii)        if T Bank, N.A., a national banking association organized under the laws of the United States, ceases or elects to cease to be subject to the supervision and regulations of the Office of the Comptroller of the Currency (the “OCC”) or similar regulatory authority overseeing bank, thrift, savings and loan or financial holding companies or similar institutions requiring specifications for the treatment of capital similar in nature to the capital adequacy guidelines under the OCC rules and regulations, then Holder may declare this Subordinated Note to be, and it shall thereupon become, immediately due and payable upon the occurrence of any Event of Default set forth in Section 8.

(c)          Other Remedies.  Nothing in this Section 8 is intended to restrict Holder’s rights under this Subordinated Note, other related documents, or at law or in equity, and Holder may exercise such rights and remedies as and when they are available, other than to declare this Subordinated Note to be immediately due and payable, which remedy may be exercised as and to the extent permitted pursuant to Sections 8(b)(i) and 8(b) (iii).

9.          Successors to the Company.

(a)          Conditions Applicable to Successors.  The Company shall not merge with or into, nor sell all or substantially all of its assets to, any Person unless:

(i)          except in a case in which the Company is the surviving entity in a merger, such Person (the “Successor”) executes, and delivers to the Holder, a copy of an instrument pursuant to which such Person assumes the due and punctual payment of the principal of and interest on this Subordinated Note and the performance and observance of all the obligations of the Company under this Subordinated Note, and

   (ii)         immediately after giving effect to the transaction, no Event of Default and no event which after notice or lapse of time or both would become an Event of Default shall have occurred.

(b)          Successor as Company.  Upon compliance with this Section 9 (which transactions shall not require the consent of any Holder), the Successor shall succeed to and be substituted for the Company under this Subordinated Note with the same effect as if the Successor had been named as the Company herein, and the Company shall be released from the obligation to pay the principal of and interest accrued on the Subordinated Note.
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10.          Amendments and Waivers.

(a)          Amendment of Notes.  Except as otherwise provided in Section 9 hereof, and subject to any necessary regulatory approval, the Subordinated Notes may, with the consent of the Company and the Holders of more than fifty percent (50.0%) of the aggregate outstanding principal amount of the Subordinated Notes then outstanding, be amended or any provision, past or existing default, or non-compliance thereof waived (or modify any previously granted waiver);  provided,  however,  that,  without  the  consent  of  each  Holder  of  an  affected Subordinated Note, no such amendment or waiver may:

(i)        reduce the principal amount of the Subordinated Note;

(ii)       reduce the rate of or change the time for payment of interest on any Subordinated Note;

(iii)     extend the maturity of any Subordinated Note;

(iv)     make any change in Section 12 hereof that adversely affects the rights of any holder of a Subordinated Note; or

  (v)       other than amendments pursuant to Section 16, disproportionately affect any of the Holders of the then outstanding Subordinated Notes.

(b)          Effectiveness  of  Amendments.    An  amendment  or  waiver  becomes effective in accordance with its terms and thereafter binds every holder of the Subordinated Notes, unless otherwise provided by Section 10(a) above.  After an amendment or waiver becomes effective, the Company shall mail or provide electronic notice through DTC to the Holder a copy of such amendment or waiver.  The Company may require the Holder to surrender this Subordinated Note so that an appropriate notation concerning the amendment or waiver may be placed thereon or a new Subordinated Note, reflecting the amendment or waiver, exchanged therefor.  Even if such a notation is not made or such a new Subordinated Note is not issued, such amendment or waiver and any consent given thereto by a Holder of this Subordinated Note shall be binding according to its terms on any subsequent Holder of this Subordinated Note.

(c)          Amendments Without Consent of Holders.  Notwithstanding Section 10(a) hereof but subject to the proviso contained in subsections (i) through (vi) therein, the Company may amend or supplement this Subordinated Note without the consent of the holders of the Subordinated Notes to (i) cure any ambiguity, defect or inconsistency therein, (ii) provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes or certificated Subordinated Notes in addition to or in place of uncertificated Subordinated Notes or (iii) make any other change, in each case, that does not adversely affect the rights of any holder of any Subordinated Note.

11.           Order of Payments; Pari Passu.  Any payments made hereunder shall be applied first against reasonable out of pocket costs and expenses of the Holder hereunder; then against interest due hereunder; and then against principal due hereunder. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes.  In the event Holder receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Subordinated Notes, then Holder shall hold in trust all such excess payments for the benefit of the Holders of the other Subordinated Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.
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12.         Redemption.

(a)          Redemption Prior to Fifth Anniversary.  Subject to Section 12(c) hereof, this Subordinated Note shall not be redeemable by the Company prior to the fifth anniversary of the date upon which this Subordinated Note was originally issued to Holder (the “Issue Date”), except that in the event (i) this Subordinated Note no longer qualifies as “Tier 2” capital (as defined by the Federal Reserve) as a result of any amendment, or change in interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after the date of issuance of this Subordinated Note, (ii) of a Tax Event (as defined below) or (iii) the Company becomes required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, the Company may redeem this Subordinated Note in whole at any time, or in part from time to time at an amount equal to one hundred percent (100%) of the principal amount outstanding plus accrued but unpaid interest and any late fee, if applicable, to but excluding the redemption date. “Tax Event” means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Company on the Subordinated Notes is not, or within 120 days after the receipt of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

(b)          Redemption  on  or  after  Fifth  Anniversary.    On  or  after  the  fifth anniversary of the Issue Date and prior to June 17, 2027, subject to Section 12(c) hereof, this Subordinated Note shall be redeemable by the Company, in whole at any time, or in part from time to time, at a redemption price equal to one hundred percent (100%) of the outstanding principal amount to be redeemed, plus accrued but unpaid interest thereon to but excluding the redemption date.

(c)          Regulatory Approval.  The parties acknowledge that any redemption or prepayment of this Subordinated Note may require the prior written approval of the Federal Reserve (or any successor federal bank regulatory agency having supervisory authority over the Company) and other federal and state regulatory agencies.

(d)          Notice of Redemption.  In the case of any redemption or prepayment of this Subordinated Note, the Company will give the Holder notice not less than thirty (30) nor more than forty-five (45) calendar days prior to the redemption or prepayment date as to the aggregate principal amount to be redeemed or prepaid.  Any notice mailed as provided in this Subordinated Note shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to the Holder shall not affect the validity of the proceedings for the redemption of any other holders of the Subordinated Notes.  Each notice of redemption given to the Holder shall state:  (i) the Redemption Date; (ii) the principal amount of this Subordinated Note to be redeemed; (iii) the redemption price; and (iv) the place or places where this Subordinated Note is to be surrendered for payment of the redemption price.
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(e)          Partial Redemption.  If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new note shall be issued representing the unredeemed portion without charge to the Holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Holders of the Subordinated Notes.  For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Holder shall be redeemed.

(f)          Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date all funds necessary for the redemption have been deposited by the Company, in trust for the pro rata benefit of the Holders of the Subordinated Notes called for redemption, so as to be and continue to be available solely therefor, then, notwithstanding that any Subordinated Notes so called for redemption have not been surrendered for cancellation,  on and  after  the redemption  date interest  shall  cease to  accrue  on  all Subordinated Notes so called for redemption, all Subordinated Notes so called for redemption shall no longer be deemed outstanding and all rights with respect to such Subordinated Notes shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption held in trust, without interest.  Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the Holders of the Subordinated Notes so called for redemption shall look only to the Company for payment of the redemption price of such Subordinated Notes.

13.         Notices.  All notices and other communications hereunder shall be in writing and, for purposes of this Subordinated Note, shall be delivered in accordance with, and effective as provided in, the Purchase Agreement.

14.         Conflicts; Governing Law; Venue.  In the case of any conflict between the provisions of this Subordinated Note and the Purchase Agreement, the provisions of this Subordinated Note shall control.  This Subordinated Note shall be construed in accordance with, and be governed by the laws of, the State of New York without giving effect to any conflicts of law provisions of such laws.  The jurisdiction and venue with respect to any disputes related to this Subordinated Note shall be as set forth in the Purchase Agreement.

15.         Successors and Assigns.  This Subordinated Note shall be binding upon the Company and inure to the benefit of the Holder and its respective successors and permitted assigns.  The Holder may assign all, or any part of, or any interest in, the Holder’s rights and benefits hereunder only to the extent and in the manner permitted in the Purchase Agreement. To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Purchase Agreement as it would have had if it were the Holder hereunder.
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16.          Tier 2 Capital.  If all or any portion of this Subordinated Note ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of this Subordinated Note, Company will immediately notify the Holders and thereafter Company and Holder shall cooperate in good faith to take all such actions and shall execute and deliver all agreements as reasonably necessary, in order to restructure the applicable portions of the obligations evidenced by this Subordinated Note to qualify as Tier 2 Capital.

17.          Sinking Fund; Convertibility.  This Subordinated Note is not entitled to the benefit of any sinking fund.  This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any subsidiary.

18.          Waivers.  Neither any failure nor any delay on the part of the Holder in exercising any right, power or privilege under this Subordinated Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.
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EXHIBIT B

FORM OF SECRETARY’S CERTIFICATE

T BANCSHARES, INC.

SECRETARY’S CERTIFICATE

I, Emily Olles, hereby certify that I am the Secretary of T Bancshares, Inc., a Texas corporation (the “Company”), and that I have been duly appointed and am presently serving in such capacity in accordance with the Bylaws of the Company.  I further certify that I am authorized, on behalf of the Company, to execute this Secretary’s Certificate in connection with that certain Note Purchase Agreement dated July 17, 2017, by and among the Company and the several purchasers of Notes (the “Agreement”). Terms capitalized but not defined herein shall have the meanings set forth in the Agreement.

In my capacity as the duly appointed, qualified and acting Secretary of the Company, I certify in accordance with Section 1.2(c)(ii)(5) of the Agreement the following:

1.         Attached hereto as Exhibit A is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company on June 28, 2017, approving the transactions contemplated by the Agreement and the issuance of the Notes under the Agreement.  Such resolutions are in full force and effect as of the date hereof and have not been modified, amended or revoked in any respect and are the only resolutions of the Board of Directors of the Company relating to the matters set forth therein.

2.          Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, and such Certificate of Incorporation has not been amended except as reflected in such copy.

3.          Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company, and such Bylaws have not been amended except as reflected in such copy.

4.          The following individuals are duly elected officers of the Company duly authorized to act on its behalf in connection with the transactions contemplated by the Agreement and to execute and deliver the Agreement and related documents, and on the date hereof, such individuals hold the offices of the Company set  opposite their respective names.  The signature opposite each officer’s name is such officer’s true signature.

Name	Title	Signature

A. Haag Sherman	Chairman of the Board

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Secretary’s Certificate effective as of the 17th day of July, 2017.
T BANCSHARES, INC.

By:
Emily Olles
Secretary

I, A. Haag Sherman, Chairman of the Board of T Bancshares, Inc., do hereby certify, on behalf of T Bancshares, Inc., that Emily Olles is the duly appointed, qualified and acting Secretary of T Bancshares, Inc., and that the signature set forth above is her genuine signature.

A. Haag Sherman
Chairman of the Board

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EXHIBIT A

RESOLUTIONS OF THE BOARD OF DIRECTORS

EXHIBIT B

CERTIFICATE OF INCORPORATION

EXHIBIT C

BYLAWS